Exhibit 99.3

Investor Presentation September 2020

Disclaimer

Disclaimers

This presentation ("Presentation") is for informational purposes only. This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between AppHarvest, Inc. ("AppHarvest") and Novus Capital Corporation ("Novus") and the related transactions (the "Proposed Business Combination") and for no other purpose. Neither the Securities and Exchange Commission nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Proposed Business Combination presented herein, or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense.

No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will Novus, AppHarvest or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers, or agents by responsible or liable for a direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Novus nor AppHarvest has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of AppHarvest or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of AppHarvest and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. References in this Presentation to our "partners" or "partnerships" with governmental entities, AgTech companies, universities or others do not denote that our relationship with any such party is in a legal partnership form, but rather is a generic reference to our contractual relationship with such party.

Forward Looking Statements

Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the respective management of AppHarvest and Novus and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest and Novus. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Novus or AppHarvest is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to AppHarvest; risks related to the rollout of AppHarvest's business and the timing of expected business milestones; the effects of competition on AppHarvest's business; the amount of redemption requests made by Novus's stockholders; the ability of Novus or AppHarvest to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in Novus's final prospectus dated May 15, 2020 under the heading "Risk Factors," and other documents Novus has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Novus nor AppHarvest presently know, or that Novus nor AppHarvest currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Novus' and AppHarvest's expectations, plans, or forecasts of future events and views as of the date of this Presentation. Novus and AppHarvest anticipate that subsequent events and developments will cause Novus's and AppHarvest's assessments to change. However, while Novus and AppHarvest may elect to update these forward-looking statements at some point in the future, Novus and AppHarvest specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Novus's and AppHarvest's assessments of any date subsequent to the date of his Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Projections

This Presentation contains projected financial information with respect to AppHarvest. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underling such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

AppHarvest

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Disclaimer

Financial Information; Non-GAAP Financial Measures

The financial information and data contained this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by Novus with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA, Adjusted EBITDA, Facility EBITDA and Free Cash Flow Before Growth Spend, has not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Novus and AppHarvest believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AppHarvest's financial condition and results of operations. AppHarvest's management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. A reconciliation for AppHarvest's 2021E through 2025E non-GAAP financial measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, AppHarvest is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP financial measures. See Slide 24 for additional information regarding non-GAAP financial measures.

Novus and AppHarvest believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends AppHarvest's business. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by to be presented in AppHarvest's GAAP financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded in determining these non-GAAP financial measures. You should review AppHarvest's audited financial statements prepared in accordance with GAAP, which will be included in a combined registration statement and proxy statement to be filed with the SEC.

Trademarks

This Presentation contains trademarks, service marks, trade names, and copyrights of Novus, AppHarvest, and other companies, which are the property of their respective owners.

The information contained herein is as of September 8, 2020 and does not reflect any subsequent events.

COWEN

599 Lexington Ave.
New York, NY 10022

Mark Saraiva
Managing Director
O: (646) 562-1176
M: (201) 394-8432
Mark.Saraiva@cowen.com

Stephen Clarke
Managing Director
O: (646) 562-1190
M: (917) 405-3395
Stephen.Clarke@cowen.com

Timothy Meyer
Managing Director
O: (646) 562-1222
M: (203) 747-5903
Timothy.Meyer@cowen.com

Christopher Weekes
Managing Director
O: (646) 562-1133
M: (917) 675-0241
Christopher.Weekes@cowen.com

Rob Viola
Director
O: (646) 562-1182
M: (201) 274-6833
Rob.Viola@cowen.com

Craig Gridelli
Vice President
O: (646) 562-1143
M: (512) 705-5751
Craig.Gridelli@cowen.com

Alicia Gresla
Vice President
O: (646) 562-1271
M: (773) 716-7988
Alicia.Gresla@cowen.com

Benjamin Samuels
Vice President
O: (646) 562-1134
M: (516) 761-0020
Benjamin.Samuels@cowen.com

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AppHarvest is building a resilient food system for America

Tomorrow’s AgTech capital

Board Comprised of Leaders in Impact & Sustainability 6 Jonathan Webb Founder & CEO Jeffrey Ubben Inclusive Capital Partners Founder & Managing Partner Dave Chen Equilibrium Capital Chairman Martha Stewart Martha Stewart Living Founder J.D. Vance Narya Capital Partner Kiran Bhatraju Arcadia Power Founder & CEO Greg Couch Meridian Wealth Management Founder & President David Lee Impossible Foods CFO Anna Mason Revolution Partner Board of Directors

Novus Capital Corporation Overview

Officers & Board Members



Bob Laikin, Chairman

20+ years of experience operating a public company in the technology hardware, software, distribution, and value-added services marketplace



Larry M. Paulson, CEO

30+ years of transactional experience in the connectivity space and global relationships



Vince Donargo, CFO

30+ years of finance and accounting experience, the last 15 in senior executive roles managing all aspects of finance and IT

Independent Directors



Heather Goodman, Director

20+ years of experience analyzing business challenges, building infrastructures, and enabling scalable platforms



Brad Bostic, Director

20+ years of experience funding, creating, and leading growth companies in cloud technology, analytics, bioinformatics, and information services

Novus Capital Corporation (NASD: NOVS, NOVSW) is a $100M publicly traded Special Purpose Acquisition Company (SPAC) formed for the purpose of effecting a merger, acquisition, or similar business combination within 18 months of its IPO, which was completed May 15, 2020

Sponsored by EarlyBirdCapital Inc.

Novus Capital Corporation

Novus comparative advantage:

- Experience
  - Management team has worked together for 30 years
  - Developed significant domain expertise and network in smart technology innovation industry
  - Operated in a public company environment
- Deal Flow
  - Sponsors collectively executed on 100 deals, worth $5B
  - Established deal network of private equity, venture capital, and venture arms of tech companies
  - Efficient, superior M&A screening methodology
- Value Creation Levering Team's Expertise
  - Sponsors have operated companies, setting, and changing strategies
  - Identified, recruited, and mentored world-class talent
  - Developed and grew companies, both organically and inorganically, expanding the product ranges and geographic footprints
  - Executed A&D strategies to achieve synergies and create stockholder value
  - Partnered with industry-leading companies to increase sales and improve competitive positioning

Differentiated Sourcing Network:

FCA	HNA	intel	Qualcomm	amazon	SAMSUNG
Microsoft	Apple	AT&T	Facebook	Google	IBM
T-Mobile	Walmart	BLACKSTONE	APOLLO	WARBURG PINCUS	

AppHarvest

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Transaction Overview 8 Transaction Structure • Novus has proposed to enter into a business combination with AppHarvest, a developer and operator of applied technology large scale controlled indoor farms • The transaction is expected to close in 2H 2020 • It is anticipated that the post - closing company will retain the AppHarvest name and be listed on the NASDAQ • The transaction, inclusive of the planned $200 million PIPE financing, will provide growth capital to the Company for future facility development Valuation • Transaction implies a pro forma enterprise value of $550 million – 2.2x based on projected 2024E revenue of $246 million – 11.2x based on projected 2024E Adj. EBITDA of $49 million • Existing AppHarvest shareholders will receive ~60% of the pro forma equity (a) Capital Structure • The transaction will be funded by a combination of Novus cash held in trust account, Novus common stock, and proceeds from the PIPE • Transaction expected to result in ~$277 million net proceeds to AppHarvest (a) See slide 24 for key assumptions and additional details.

The UN has found the world will need at least 50%more food by 2050, yet 70% of all freshwater is already dedicated to agriculture (a) Unless we change, we will need two planet Earths COVID - 19 exposed the unstable nature of America’s food system , as shortages mounted across the country (and world) exposing our reliance on uncertain imports 69% of all fresh vine crops sold in the U.S. in 2018 were imported , according to the U.S. Department of Agriculture A World Enduring an Agriculture Crisis 9 The world must start rapidly building controlled environment agriculture facilities to secure future food production (a) United Nations Department of Public Information – Sixty - fourth General Assembly.

0 20 40 60 80 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Secular shift to plant - based foods creating increased demand for locally grown, high - quality produce Much of fresh produce is imported from Mexico, with national grocers seeking alternative supply as a result of: • Heavier use of harmful pesticides • Shipping costs, travel time and carbon footprint • Potentially troubling labor practices Opportunity to also replace some of the Southwestern U.S. production (currently grows 90% of leafy greens from November through March) which is trucked cross - country to serve the East Coast Significant Market Opportunity 10 National grocery chains desperately seeking large scale supply of domestically grown produce as an alternative to imports. The U.S. needs 20,000 acres of controlled environment facilities to reduce imports of tomatoes, cucumbers and peppers (a) Source: U.S. Department of Agriculture. (a) Wageningen University & Research, June 2020. (b) Reflects average rate of imports for bell peppers, tomatoes, cucumbers. Desperate Need for U.S. Sourcing 70% Mexico 7% Other 4% Peru 2% China 18% Canada 41% 60% Tomatoes 2008 2019 55% 81% Cucumbers 2008 2019 3% 6% Lettuce 2008 2019 Increased Need to Replace Imports With Domestically Grown Produce (% Imported) % Vine Crop Imported 69% By Country (b) 48% 66% Peppers 2008 2019

AppHarvest Overview

Developer and operator of applied technology large scale controlled indoor farms producing U.S. grown fresh produce for national grocers

- 60-acre Morehead, KY facility is among the largest indoor farms in the U.S.
- Development pipeline of 5+ future sites provides clear growth strategy

Global food production is woefully short of estimated future needs

National grocers desperate for sources of controlled indoor domestically grown produce, requiring thousands of acres of newly created U.S. production

- Reduces use of harmful pesticides, shipping costs and carbon footprint

Kentucky ideally suited for AppHarvest's significant growth vision

- Geographically central location within a day's drive of approximately 70% of U.S. population
- Suitable weather conditions – temperature, sunshine, rainfall, humidity
- Large, under-utilized and hardworking labor force
- Business-friendly climate – permitting, engineering, legal
- Emerging AgTech ecosystem

Executing on highly scalable and highly profitable growth vision

- First harvest in 2020 and revenue commencing in 2021
- Development pipeline includes an additional 480 acres, projected to grow over 300M lbs of food annually

Supported by industry leading impact and sustainability investors

Significant Market Opportunity

17K-20K Acres

of Potential Development[(a)]

Key Partners

Dalsem: Specializes in high tech green house projects with over 85 years of experience

Major Domestic Distributor: One of the largest producers and distributors of greenhouse-grown produce in North America

Key Investors

Rise of the Rest, Equilibrium, Inclusive Capital Partners, LUPA Systems, breyercapital, NARYA

(a) Source Wageningen University & Research, July 2020



AppHarvest 11

AppHarvest Impact By the Numbers

Domestic Impact

~70% of population in one day's drive	**80%** Less diesel expected to be used in transportation[a]	**90%** Less water usage; only recycled rainwater	**10** Acreage of rainwater retention pond at Morehead facility	**~30x** Higher yields than open-field agriculture
365 Days; growing indoors eliminates weather and seasonal constraints	**0** Zero agricultural runoff due to unique closed-loop system	**1,000s** Jobs in high unemployment areas	**0** Soil usage, keeping carbon sequestered	**40%** Less energy used by our LEDS

Executing on UN SDGs

2 ZERO HUNGER	6 CLEAN WATER AND SANITATION	8 DECENT WORK AND ECONOMIC GROWTH	9 INDUSTRY, INNOVATION AND INFRASTRUCTURE	12 RESPONSIBLE CONSUMPTION AND PRODUCTION	13 CLIMATE ACTION
Only 1 in 10 Americans eats enough fruits and vegetables	90% less water than traditional open-field agriculture and zero agriculture runoff	Hundreds of new jobs in a county where 26% of residents live in poverty	~30x higher yields on a single acre than open-field agriculture on a single acre	Reduce diesel use for transportation by 80% and reach 70% of Americans in a day's drive	Significant reduction in both water and diesel usage relative to traditional agriculture

AppHarvest

(a) Figures are based on AppHarvest's expected market distribution and current market distribution estimates using Numarán, Mexico.

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Methodology Reliability of Supply Production Yield Environmental Control Land and Water Use CO 2 Absorption Chemical Use Labor Food Safety High - Tech Greenhouse 95% ~30x Low - Tech Greenhouse 70% 5 - 8x Open - Field Growing 50% 1x Controlled Indoor Agriculture Is the Future of Farming 13 Highest Grade Mid Grade Lowest Grade Future farming practices will be driven by demand for sustainably grown produce in addition to long - term cost savings and improved crop yields realized from controlled environment agriculture

AppHarvest Is the Platform that Unites Pioneering AgTech 14 Organizations & Universities Solutions & Technology Providers LED Lighting Climate Control / Refrigeration Agriculture AI Infrastructure / Robotics Big Data Organizations • AppHarvest has united 17 organizations, including Dutch and Kentucky governments and universities, as well as leading Dutch AgTech companies • The organizations signed an agreement in June 2020 to create America’s AgTech capital in Appalachia • Future plans include creating cooperative research programs and constructing more private infrastructure Universities #2 Ag Exporter in the World AppHarvest has partnered with the Dutch Government, AgTech companies and universities to utilize best - in - class technology in order to increase sustainably grown crop yields

Strategically Located in Appalachia 15 Appalachian Counties Appalachia Advantages Region is Committed to AgTech • State and local governments committed to making Appalachia a hub for AgTech offering investment and harvest tax credits • Engagement by Department of Agriculture Significant Job Demand, Untapped Workforce • Under - utilized skilled and hardworking labor force • AgTech curriculum in high schools, as well as certificate and degree programs at universities Centrally Located • Can reach ~70% of U.S. population within 36 hours of harvesting Suitable Climate with Natural Resources • 2018 was Kentucky’s wettest recorded year in history • Economical and plentiful natural and energy resources Appalachian Counties at Risk Ranks between worst 10 - 25% of U.S. counties on unemployment, income and poverty measures Appalachian Counties Distressed Ranks among worst 10% of U.S. counties on unemployment, income and poverty measures

Eliminating Lengthy Supply Chains 16 Shorter delivery distance means vegetables that are fresher and more nutritious Hours to drive to: New York City: 44 Washington, DC: 42 Atlanta: 35 Chicago: 32 Houston: 27 Hours to drive to: New York City: 45 Washington, DC: 42 Atlanta: 32 Chicago: 37 Houston: 22 Hours to drive to: New York City: 39 Washington, DC: 37 Atlanta: 28 Chicago: 29 Houston: 18.5 Hours to drive to: New York City: 10 Washington, DC: 7.5 Atlanta: 7 Chicago: 6.5 Houston: 16.5 ~70% of the U.S. population is within a day’s drive of Kentucky

Overriding Commitment to Sustainability and Impact

AppHarvest aims to redefine American agriculture by improving access for all to fresh fruits and vegetables, growing more with fewer resources and creating an AgTech hub from within its Appalachian home





Investing $1 Billion in Appalachia

- AppHarvest, in conjunction with the State, is seeking to make Kentucky the AgTech capital of the U.S.
- Create attractive, sustainable skilled jobs in this innovative sector within the nation's poorest region

Certified B Corporation

Incorporated as a registered Benefit Corporation in 2018, AppHarvest has also passed a rigorous audit and been confirmed as a Certified B Corporation by the non-profit B Lab

Certified B Corporation

✔ Governance ✔ Environment ✔ Workers ✔ Community ✔ Customers



Prioritizing the Worker

Unparalleled employee experience includes range of amenities, supportive services (financial and educational upskilling), custom apparel, industry-leading personal protective equipment and appreciation programs

Growing Growers

AppHarvest invested $150K in 2018 to start a high-tech container farm educational program at an Eastern Kentucky high school to excite students about careers in AgTech. The program is expanding curriculum and container farms



AppHarvest

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Partnership with Leading Distributor 18 Overview • AppHarvest has entered into a distribution agreement with a leading distributor that will sell all vegetables produced by AppHarvest in Kentucky and West Virginia • One of the largest producers and distributors of greenhouse - grown produce in North America • Specializes in a range of produce including tomatoes, peppers, cucumbers, specialty produce and organic • National reach with on - going agreements to supply produce to some of North America’s largest retail grocery store chains Distributor will sell all vegetables produced by AppHarvest in Kentucky and West Virginia, enabling national distribution to grocers who seek to increase domestically sourced tomatoes National Reach Across Leading Grocers

One of Nation's Largest Controlled Agriculture Facilities

Morehead will cover more acres than all other U.S.-based greenhouses owned by sustainable production competitors combined; built to serve national grocery chains rather than competitors' hyper local strategy

Facility Highlights

- Builder (Dalsem) provided turnkey, fixed-price contract
- Financed through sale-leaseback with Equilibrium Capital
- Expected completion in October 2020

60	Acres of Controlled Indoor Farming
45	Million Pounds of Annual Production Capacity
90%	Reduction in Water Usage vs. Open Field Agriculture

Strategically Located in Appalachia


~645 mi
~580 mi
~485 mi
~450 mi
~400 mi
~385 mi
~425 mi

Located approximately one day's drive from ~70% of U.S. population, which AppHarvest estimates will result in 80% lower transportation costs[(a)]





(a) Figures are based on AppHarvest's expected market distribution and current market distribution estimates using Numarán, Mexico.

AppHarvest
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Development Timeline First crop of beefsteak tomatoes will be planted in October 2020, with initial harvest and revenue commencing in January 2021 02 Berea, KY 15 acres February 2022 03 Richmond, KY 60 acres November 2022 01 Morehead, KY 60 acres October 2020 Under Option Constructed Identified 04 Russell Springs, KY 15 acres May 2023 Facility 05 60 acres August 2023 Facility 06 60 acres September 2023 Identified Facility 07 15 acres May 2024 Facility 08 60 acres August 2024 Facility 09 60 acres September 2024 2024 2023 2022 2021 2020 20 Under Option

AppHarvest Thought Leadership in AgTech

The future of farming: Building an agtech center in the heart of the Bluegrass State

TechRepublic

Bring Produce Production Back to U.S., AppHarvest CEO Says

Bloomberg

"AppHarvest is aiming to build a local talent pipeline ... The company paid to install a Freight Farm at Shelby Valley High School to teach students, a program it plans to expand to 20 schools. AppHarvest is also developing an agricultural-technology certificate and degree program for the nearby University of Pikeville."

The New York Times

AppHarvest Raises More Cash for World's Biggest Greenhouse

Bloomberg

"The mammoth project will use Dutch greenhouse technology, which focuses on sustainable crop production, to meet the rising demand for American-grown tomatoes.

The greenhouse uses digital monitoring, sun and LED lighting, recycled rainwater and non-chemical growing practices. It also responds to a host of cultural concerns about food safety, freshness, environmental quality and energy consumption."

THE WALL STREET JOURNAL.

High-tech Greenhouses Could Be the Future Of Agriculture

Forbes

This Tech-Savvy Greenhouse Wants to Revitalize America's Coal Country

GLOBAL CITIZEN

AppHarvest
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$42.5 $12.3 $6.4 $6.7 $17.2 $1.4 $15.8 Capital Cost Net Revenue Labor Cost Utilities Cost Other Cost Gross Profit Crop SG&A Facility EBITDA (US$ millions) Illustrative Tomato Facility Economics 22 $ 107.1 Illustrative steady - state economics for 60 - acre tomato facility (half beefsteak, half TOV), excluding financing costs Implied Unlevered Return 15%

Projected Financial and Operating Metrics 23 (a) Note: All $ figures in millions. (a) FCF Before Growth Spend excludes development SG&A and capital expenditure for new facilities. (b) Excludes impact of taxes. 60 90 150 270 330 15 30 45 60 30 90 90 150 60 135 270 405 540 2021E 2022E 2023E 2024E 2025E Tomato Leafy Green Cucumber 1 3 6 9 12 Active Facilities Year End $25 $59 $141 $246 $376 $467 2021E 2022E 2023E 2024E 2025E Run-Rate ($31) ($19) $14 $49 $106 $152 2021E 2022E 2023E 2024E 2025E Run-Rate ($30) ($23) $4 $32 $83 $128 2021E 2022E 2023E 2024E 2025E Run-Rate Acreage Net Revenue EBITDA FCF Before Growth Spend (a) (b)

24% 12% 3% 60% PIPE Investor Shares SPAC Public Investor Shares Founders Shares Existing AppHarvest Shareholders Detailed Transaction Overview 24 Estimated Sources & Uses Illustrative Pro Forma Capitalization (b) Illustrative Pro Forma Ownership (a)(b) $827M PF Equity Value Illustrative Pro Forma Valuation (in millions) (in m illions, except p er s hare d ata) (a) (b) (b) (a) (a) Assumes no redemptions from Novus’ existing public shareholders. Excludes impacts of Novus warrants struck at $11.50. (b) Assumes new shares are issued at a price of $10.00. Sources: $ M Committed Common Equity PIPE $200.0 NOVUS Trust Equity (a) 100.0 Stock Consideration to Existing AppHarvest Shareholders 500.0 Total Sources $800.0 Uses: $ M Stock Consideration to Existing AppHarvest Shareholders $500.0 Estimated Fees & Expenses 22.7 Cash to AppHarvest Balance Sheet 277.3 Total Uses $800.0 PF Shares Outstanding (b) 82.7 Share Price $10.00 Market Capitalization $827.0 Less: Cash ($277.3) Enterprise Value $549.7 Pro Forma Ownership Shares % Ownership PIPE Investors Shares (b) 20.0 24.2% SPAC Public Investor Shares (a) 10.0 12.1% Founders Shares 2.7 3.3% Existing AppHarvest Shareholders (b) 50.0 60.5% Total Shares 82.7 100.0%

1.0x 1.1x 3.0x 1.9x Median 1.5x 13.2x 9.1x 16.3x 15.0x Median 14.1x Source: Capital IQ as of August 28, 2020. (a) Assumes Enterprise Value of $550M; forward - looking metrics are based off management estimates. Valuation Benchmarking 25 2021E Traditional Agriculture Sustainable Food Traditional Agriculture 2021E Sustainable Food 3.3x NA 5.3x 4.5x 2.2x 1.5x 2024E 2025E 2024E 2025E (a) (a) (a) (a) EV / Revenue EV / EBITDA 26.8x NA 41.1x 32.9x 11.2x 5.2x

Appendix

Illustrative Cucumber Facility Economics 27 $47.9 $12.0 $5.8 $10.8 $19.3 $1.3 $18.0 Capital Cost Net Revenue Labor Cost Utilities Cost Other Cost Gross Profit Crop SG&A Facility EBITDA Implied Unlevered Return 17% Illustrative steady - state economics for 60 - acre cucumber facility excluding financing costs $ 107.1

$43.5 $16.2 $2.4 $2.4 $4.6 $6.9 $1.0 $5.9 Capital Cost Net Revenue Labor Cost Utilities Cost Other Cost Gross Profit Crop SG&A Facility EBITDA Illustrative Leafy Greens Facility Economics 28 Illustrative steady - state economics for 15 - acre leafy greens facility excluding financing costs Implied Unlevered Return 14%

Benefit Corp Overview AppHarvest will be among the first public benefit corporations What is a public benefit corporation? ▪ A corporation with modified obligations ▪ Higher standards of purpose, accountability and transparency ▪ Fiduciary duty to all stakeholders Purpose Accountability Transparency Committed to creating public benefit and sustainable value in addition to profits Considerate of impact on society and environment Reporting requirements include progress in achieving social impact goals Notable B Corps 29